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                                                                   Exhibit 10.24

                         AMERICAN FINANCIAL REALTY TRUST

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       EFFECTIVE AS OF SEPTEMBER 10, 2002

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                         AMERICAN FINANCIAL REALTY TRUST
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        This is the American Financial Realty Trust Supplemental Executive Retirement Plan (the "Plan"), which American Financial Realty Trust, a Maryland real estate investment trust (the "Company") has adopted effective as of September 10, 2002. The Plan is intended to provide specified benefits to a select group of Employees (as defined below) who contribute materially to the continued growth, development and future business success of the Company. This Plan is intended to be a nonqualified, unfunded plan for tax purposes and for purposes of Title I of ERISA (as defined below). In accordance with ERISA, participation in the Plan is limited to a select group of management or highly compensated Employees.

                                   ARTICLE I
                                   DEFINITIONS

        When used herein, the following shall have the meanings set forth below unless the context clearly indicates otherwise:

        1.1 "Actuarial Equivalent" means the actuarially determined equivalence of a payment or a benefit hereunder, based on the 1983 GAM Mortality Table and interest using the rate on 30-year Treasury Securities at the time the determination is made.

        1.2 "Average Annual Compensation" means the Participant's average annual compensation from the Company, including his base salary, all bonuses and incentive compensation paid to him, for the three (3) years out of the most recent ten (10) years that results in the highest average amount. In the event the Participant has been employed by the Company for three (3) years or less, then his annualized average compensation for his actual period of employment shall be used to determine his Average Annual Compensation.

        1.3 "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee or personal representative, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is received and acknowledged by the Committee and it must be on file with the Committee on the date of the Participant's death to be effective. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee and the consent of the previous Beneficiary shall not be required. If the Participant fails to timely designate a beneficiary, then his Beneficiary shall be his surviving spouse. If there is no surviving spouse, his Beneficiary shall be his estate (which shall include either the Participant's probate estate or living trust).

        1.4     "Board" shall mean the Board of Trustees of the Company.

        1.5 "Cause" shall mean, unless defined otherwise in a Participant's Employment Agreement, (a) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Participant on a per se basis due

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to the Company offices held by the Participant, so long as any act or omission of the Participant with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), (b) willful breach of the Participant's duty of loyalty which is materially detrimental to the Company, (c) willful failure to perform or adhere to explicitly stated duties that are consistent with the Participant's Employment Agreement, or reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation any business code of ethics adopted by the Board, or to follow the lawful directives of the Board (provided such directives are consistent with the Participant's Employment Agreement) which, in any such case, continues for thirty (30) days after written notice from the Board to the Participant, or (d) gross negligence or willful misconduct in the performance of the Participant's duties. For these purposes, no act, or failure to act, on the Participant's part will be deemed "gross negligence" or "willful misconduct" unless done, or omitted to be done, by the Participant not in good faith and without a reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company.

        1.6 "Change in Control" shall mean, unless defined otherwise in a Participant's Employment Agreement, the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding voting shares of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the voting shares of the Company immediately prior to such merger or consolidation is less than 50% of the voting power of the securities of the surviving company or the parent of such surviving company, (c) the complete liquidation of the Company or the sale or disposition of all or substantially all of the Company's assets, such that after the transaction, the holders of the voting shares of the Company immediately prior to the transaction is less than 50% of the voting securities of the acquiror, or the parent of the acquiror, or (d) a majority of the Board votes in favor of a decision that a Change in Control has occurred.

        1.7     "Claimant" shall have the meaning set forth in Section 7.7.

        1.8     "Code" means the Internal Revenue Code of 1986, as amended.

        1.9 "Committee" means the individual or individuals appointed by the Company to administer the Plan pursuant to Section 7.1.

        1.10 "Company" means American Financial Realty Trust and each other entity that is included with the Company in a controlled group of corporations or a controlled group of trades or businesses within the meaning of Code Section 414(b) or (c).

        1.11 "Contribution" or "Contributions" means the amounts contributed by the Company and held in the Trust pursuant to Article V.

        1.12    "Effective Date" means September 10, 2002.

        1.13 "Eligible Employee" means a member of the Company's management group or a highly compensated Employee selected by the Committee to participate in the Plan pursuant to Section 2.1.

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        1.14    "Employee" means a person who is in the employ of the Company.

        1.15 "Employment Agreement" shall mean the agreement entered into by the Participant and the Company governing the terms of the Participant's employment by the Company, if any.

        1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        1.17 "Good Reason" shall have the meaning set forth in the Participant's Employment Agreement, provided such Employment Agreement contains a provision permitting termination for Good Reason.

        1.18 "Participant" means an Eligible Employee who becomes a Participant as described in Section 2.2.

        1.19 "Permanent Disability" or "Permanently Disabled" shall mean, unless defined otherwise in a Participant's Employment Agreement, the Participant's inability due to a physical or mental impairment to perform the material functions of his job with the Company for a period of six (6) months, whether or not consecutive, during any 365-day period. A determination of Permanent Disability shall be made by a physician satisfactory to both the Participant and the Company, provided that if the Participant and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Permanent Disability shall be binding on all parties.

        1.20 "Plan" means the American Financial Realty Trust Supplemental Executive Retirement Plan, as embodied herein and as subsequently amended.

        1.21    "Plan Year" means the calendar year.

        1.22 "Policy" means a life insurance policy or an annuity acquired by the Company to meet, in whole or in part, its obligations hereunder, as described in Section 5.3.

        1.23    "Retirement Age" means the Participant attaining age 60.

        1.24 "Retirement" or "Retires" means a Participant's termination of service with the Company on or after attaining his Retirement Age.

        1.25 "Trust" means the irrevocable, grantor trust established in connection with this Plan.

        1.26 "Trust Agreement" means the trust agreement establishing the Trust.

        1.27 "Trustee" shall be the trustee of the Trust established pursuant to Article VI.

                                   ARTICLE II
                                  PARTICIPATION

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        2.1     Selection. Nicholas S. Schorsch shall be eligible to participate in the Plan on the Effective Date. Thereafter, the Committee shall determine, in its sole discretion, which Eligible Employees shall be eligible to participate in the Plan, if any.

        2.2 Participation. An Eligible Employee shall become a Participant on the date he first becomes eligible pursuant to Section 2.1. As a condition to participation, each Eligible Employee shall provide such documentation, and perform any tasks, reasonably requested by the Committee.

                                  ARTICLE III
                                VESTING; BENEFITS

        3.1 Vesting. A Participant shall become vested in his benefit hereunder pursuant to the vesting schedule determined by the Committee and as set forth in Schedule I. Unless otherwise provided for in Schedule I, a Participant shall become 100% vested on a Change in Control, a termination by the Company without Cause, upon his death or Permanent Disability, or if applicable, the Participant terminates his employment with the Company for Good Reason.

        3.2 Benefit Amount on or After Retirement. A Participant shall be entitled to an annual benefit equal to fifty percent (50%) of his Average Annual Compensation, payable in the form of a single life annuity commencing at Retirement Age, or if later, Retirement, subject to an annual maximum benefit of $275,000, with payments continuing for a period of ten (10) years, or if longer, the life of the Participant. If the Participant dies after benefit payments have begun but prior to receiving payments for the full ten (10) year period, his Beneficiary shall be paid, in a single, lump sum cash payment, the Actuarial Equivalent of the remaining payments due him, determined as of the date of his death.

        3.3 Benefit Amount on Termination Prior to Retirement. In the event a Participant incurs a termination of employment prior to Retirement due to (a) a termination by the Company for other than for Cause, (b) a termination by the Participant for Good Reason, or (c) the Participant becomes Permanently Disabled, he shall be entitled to receive his vested benefit in the form of a single life annuity, with payments beginning on or after he attains his Retirement Age. Notwithstanding the foregoing, if a Participant elects, pursuant to Section 4.1, to have his benefit payments begin after his termination of employment date but prior to his attaining his Retirement Age, his benefit shall be the Actuarial Equivalent of his vested benefit.

        3.4 Benefit Upon Death Prior to Benefit Payments Commencing. In the event a Participant dies prior to the time benefit payments have begun, his Beneficiary shall be paid, in a single, lump sum cash payment, the Actuarial Equivalent of his vested benefit determined as of the date of his death.

        3.5 Forfeiture on Termination of Employment for Cause or Voluntary Termination Without Good Reason. If a Participant's employment with the Company is terminated for Cause or he voluntarily terminates his employment for other than Good Reason prior to his Retirement, his becoming Permanently Disabled or his death, the Participant shall forfeit only the unvested portion of his benefit hereunder.

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                                   ARTICLE IV
                                  DISTRIBUTIONS

        4.1 Time of Distribution. A Participant shall be entitled to payment of his Plan benefit no later than the first day of the month following the month in which he attains his Retirement Age, or if later, he Retires. Notwithstanding the foregoing, a Participant who incurs a termination of employment prior to his Retirement at a time when he has a vested benefit hereunder may elect, within thirty (30) days of his termination of employment date or such later date as established by the Committee, to begin benefit payments as of the first day of any month following the month in which he incurs his termination of employment date.

        4.2 Election for Monthly Installments. Notwithstanding the foregoing, a Participant may elect in writing no later than thirty (30) days prior to the date on which benefits are scheduled to begin, or if earlier, within thirty (30) days of his termination of employment date, or such later date as determined by the Committee, to have his benefit paid in monthly installments. An election, once made, shall be irrevocable, except that in the event of his death prior to time he has received all payments to which he is entitled to hereunder, his Beneficiary shall receive the death benefit provided for in Article III.

        4.3 Actuarial Equivalence. Notwithstanding anything herein to the contrary, benefit payments shall be actuarially adjusted if benefit payments are made prior to the time the Participant reaches his Retirement Age and/or payments are made in other than a single life annuity. An enrolled actuary shall determine the Actuarial Equivalent of payments made early or in monthly installments.

                                    ARTICLE V
                                     FUNDING

        5.1 Benefit Payments to be Made From the Trust. Benefit payments to Participants and Beneficiaries shall be made from the Trust, unless the Company notifies the Committee pursuant to Section 5.5 that it will make one or more benefit payments directly to the Participant or Beneficiary.

        5.2 Company Contributions. The Company shall contribute, at least annually, an amount to the Trust which has been determined by an enrolled actuary as necessary to fund the benefit provided for hereunder. The enrolled actuary shall apply principles and concepts similar to those used to determine the minimum funding requirements of a defined benefit plan when determining the annual contribution amount, taking into consideration the fair market value of the Trust assets and the acquisition and maintenance of any Policy at the time the determination is made.

        5.3 Purchase and Maintenance of a Policy. The Company may, in its discretion, purchase a Policy. The Company shall determine the type of Policy to be acquired, the amount of said Policy, and the insurer issuing such Policy. If a Policy is acquired, the Trust shall be the owner and beneficiary of the Policy and the Trustee shall make all decisions regarding the Policy. A Participant or Beneficiary shall have no rights with respect to any Policy purchased pursuant to the Plan.

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        5.4     No Employee Contributions. At no time shall a Participant be permitted to make a pre-tax or after-tax contribution to the Plan.

        5.5 Company Payments. The Company may make payments of benefits due hereunder directly to the Participant, or on his death, to his Beneficiary out of Company assets. The Company shall timely notify the Committee of its decision to make a direct payment. A direct payment by the Company of the full amount of the benefit payable to the Participant or his Beneficiary shall be a complete discharge of any liability under the Plan for such payment amount.

                                   ARTICLE VI
                                 TRUST; TRUSTEE

        6.1 Establishment of a Trust. The Company shall establish a Trust for the purpose of funding the benefit obligations incurred by the Company under this Plan. The Trust so created shall substantially conform to the terms of the model trust provided by the Internal Revenue Service as described in Revenue Procedure 92-64. Notwithstanding the establishment of such trust, it is the intention of the Company and the Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan constitutes a mere promise by the Company to pay benefits in the future. To the extent that any Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

        6.2 Accumulation of Trust Assets. All amounts contributed to the Trust, including earnings and losses thereon, shall be held in the Trust until all obligations under the Plan have been satisfied. Once all obligations have been satisfied, and a final accounting provided to the Committee, any assets remaining in the Trust may be returned to the Company.

        6.3 Trustee. The Trustee shall hold all Plan assets in trust. The Trustee shall have all powers and responsibilities with respect to the Trust, as set forth in the Trust Agreement, including but not limited to, the right to invest the Trust assets. The Trustee shall be responsible for maintaining accurate and detailed accounts and records with respect to all investments, receipts, disbursements and other transactions of the Trust. The Trustee shall provide an accounting to the Committee at least annually. The Trustee shall make distributions only as and when directed to by the Committee. The Trustee shall have such other duties and obligations as set forth in the Trust Agreement.

                                  ARTICLE VII
                                 ADMINISTRATION

        7.1 Committee. This Plan shall be administered by a Committee, which shall consist of the Compensation Committee of the Board or such other committee or individuals appointed by the Board. Members of the Committee may be Participants under this Plan and need not be members of the Board. A member of the Committee shall serve at the pleasure of the Board and the Board may remove any member by delivering a notice of removal to such member. A member of the Committee may resign at any time by delivering a notice to the Board of his resignation. A member of the Committee who is an Employee shall cease being a member of the

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Committee on the date he incurs a termination of employment with the Company.
Vacancies in the membership of the Committee shall be filled promptly by the Board.

        7.2 Committee Action. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. A meeting may be held in person or electronically via telephone or video conference. Any action permitted to be taken at a meeting may be taken without a meeting provided all members of the Committee sign a written consent with respect to such action. Such written consent shall be filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

        7.3 Powers and Duties of the Committee. The Committee shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not limited to, the following:

                (a) To construe and interpret the terms and provisions of this Plan;

                (b) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

                (c) To maintain all records that may be necessary for the administration of the Plan;

                (d) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                (e) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

                (f) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

                (g) To take all actions necessary for the administration of the Plan.

        7.4 Construction and Interpretation. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

        7.5 Information. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Participants, their Retirement, Permanent Disability, death or other events which cause

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termination of their participation in this Plan or the requirement that benefits be paid pursuant to Article IV, and such other pertinent facts as the Committee may require.

        7.6     Compensation, Expenses and Indemnity.

                (a) The members of the Committee shall serve without compensation for their services hereunder.

                (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

                (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, and any delegate of the Committee who is an Employee of the Company against any and all expenses, liabilities and, claims, including legal fees, to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of gross negligence or willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

        7.7 Claims Procedure. Any Participant or, upon the death of a Participant, his Beneficiary (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for benefits under the Plan. As soon as administratively practicable after receipt of such claim, the Committee shall make a determination of the validity thereof. The Committee shall notify the Claimant, in writing, of its decision.

        7.8 Committee Decision Binding On All Interested Parties. A decision of the Committee made in good faith on a claim for benefits shall be final and binding on all interested parties, including but not limited to, the Claimant and the Company.

                                  ARTICLE VIII
                                  MISCELLANEOUS

        8.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company, including but not limited to, any assets held in the Trust or in any Policy purchased by the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money or property in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan, irrespective of the Trust, be unfunded for purposes of the Code and for purposes of Title I of ERISA.

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        8.2     Restriction Against Assignment. The Company or Trustee shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's benefit shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's benefit be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding (including, but not limited to, an action for a divorce or legal separation), nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

        8.3 Governing Law. The Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania, excluding conflict of law provisions, except to the extent preempted by ERISA.

        8.4 Taxes. All federal, state and local income, employment or other taxes required to be withheld in connection with a benefit payment shall be the sole responsibility of the Participant or Beneficiary. To the extent not otherwise paid for by the Participant, or in the event of his death, his Beneficiary, the Company shall have the right to deduct from any wages or other compensation payable to the Participant or any payment made pursuant to this Plan any such taxes, as the Committee may determine in its sole discretion.

        8.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Such employment continues to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless otherwise expressly provided for in the Employment Agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company, or to interfere in any way with any right of the Company to discipline or discharge the Participant at any time, subject to the terms of the Employment Agreement.

        8.6 Amendment or Termination. The Company reserves the right to amend or terminate the Plan by appropriate corporate action at any time and for any reason. No amendment or termination of the Plan shall directly or indirectly deprive any Participant of all or any portion of the Participant's benefit hereunder that was provided for herein prior to the date of amendment or termination.

        8.7 Headings. The headings of Articles, Sections and Paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

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        8.8     Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, and this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

        8.9 Incompetents and Minors. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a person declared incompetent or a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such incompetent or incapable person. The Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. In the event any amount is payable under this Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Any payment of a benefit hereunder shall be a payment for the account of the Participant and his Beneficiary and shall be a complete discharge of any liability under the Plan for such payment amount.

        8.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's Beneficiary. No other person shall be a third-party beneficiary or acquire any rights under this Plan.

        8.11 Construction. The masculine gender shall include the feminine and the singular the plural, unless the context clearly requires otherwise.

        IN WITNESS WHEREOF, the Company has signed this Plan document effective as of September 10, 2002.

                                   American Financial Realty Trust

                                   By:
                                       -------------------------------------
                                       Glenn Blumenthal
                                       Senior Vice President - Asset Management
                                       Chief Operating Officer

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                                   SCHEDULE I
                                     VESTING

Participant Name                                     Vesting Schedule

Nicholas S. Schorsch                        Year              Percentage
                                              1                    22%
                                              2                    43%
                                              3                    63%
                                              4                    82%
                                              5                   100%

                                A year of vesting service under the SERP is the 12-month period ending on each one-year anniversary of his Employment Agreement, provided he is an employee of the Company on that date. Schorsch shall become 100% vested upon (a) the effective date of a Change of Control, (b) his termination date if the Company terminates him without Cause, (c) his termination date if he terminates for Good Reason, (d) the date he dies, or (e) the date he becomes Permanently Disabled.

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             AMERICAN FINANCIAL REALTY TRUST SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN
                          BENEFICIARY DESIGNATION FORM

        I, Nicholas S. Schorsch, residing at ________________________, do hereby designate the following as my Beneficiary to receive the death benefits payable by the American Financial Realty Trust Supplemental Executive Retirement Plan (the "Plan"), as follows:
        PRIMARY BENEFICIARY

        The primary beneficiary for my death benefit shall be:

        Name                       Relationship                     Percentage

        --------------------       ---------------------            ---------%
        --------------------       ---------------------            ---------%

        Upon the death of either of the foregoing named persons prior to the time all death benefit payments shall have been made, the survivor shall be entitled to 100% of the death benefit payment.

        CONTINGENT BENEFICIARY

        If my primary beneficiary does not survive me, then the beneficiary for my death benefit shall be:

        Name                       Relationship                     Percentage

        --------------------       ---------------------            ---------%
        --------------------       ---------------------            ---------%

        Upon the death of any of the foregoing named persons prior to the time all death benefit payments shall have been made, the survivor(s) shall be entitled to 100% of the death benefit payment.

        In the event neither my primary beneficiary nor contingent beneficiary shall survive me, then the death benefit payable under the Plan shall be to my surviving spouse. If I have no surviving spouse alive on the date of my death, my Beneficiary shall be my estate (either my probate estate or my living trust). I acknowledge that I may revoke this beneficiary designation at any time by completing and providing to the Company a new Beneficiary Designation Form and that the consent of the currently named beneficiaries is not required. I understand that to be effective, this Beneficiary Designation Form must be on file with the Committee on the date of my death. I further acknowledge that my Beneficiary shall be subject to the terms of the Plan, as in effect from time to time.

                                                   --------------------------
                                                     Nicholas S. Schorsch

                                                  Date:

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